UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 12, 2004

CYBERONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19806 (Commission file number)	76-0236465 (IRS Employer Identification No.)

Cyberonics Building
100 Cyberonics Boulevard
Houston, Texas 77058
(Address of principal executive offices) (Zip code)

(281) 228-7200
Registrant’s telephone number, including area code:

Item 7.  Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of Cyberonics, Inc. dated as of August 12, 2004.

Item 9.  Regulation FD Disclosure

     On August 12, 2004, Cyberonics, Inc. (“Company”) issued a press release announcing that it received notification from the FDA that Cyberonics’ expedited review depression PMA-Supplement, absent additional information, must be considered not approvable. The Company also conducted a conference call during which it discussed the FDA’s letter. A copy of the press release is attached as an exhibit.

     In accordance with General Instruction B.2. of Form 8-K, the Press Release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERONICS, INC.
/s/ David S. Wise
David S. Wise
Vice President, General Counsel and Secretary

Date: August 12, 2004

EXHIBIT LIST

99.1      Press Release of Cyberonics, Inc. dated as of August 12, 2004.